UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 26, 2006
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Sunflower Ave, Second Floor, Costa Mesa, CA		92626
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(714) 431-4000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)
On July 26, 2006, Mr. Jeff Jones, CPA, was appointed to the Boards of Directors for Pacific Premier Bancorp, Inc. (the “Company”) and Pacific Premier Bank, F.S.B. (the “Bank”). Mr. Jones was also named to the Audit Committee of both the Company and the Bank. Mr. Jones has no special arrangements nor any related transactions with the Company or the Bank and qualifies as an “independent director.”

Mr. Jones is the immediate past Managing Partner and continues to serve on the Executive Committee of Moore Stephens Wurth Frazer and Torbet, LLP, a CPA and consulting firm located in Walnut, California. Mr. Jones resides in Orange County, California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: August 3, 2006	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
President and Chief Executive Officer